                                        Filed Pursuant to Rule 424(b)(3) and (c)
                                                           File Number 333-51089

                   PROSPECTUS SUPPLEMENT DATED AUGUST 20, 1998
                                       to
                          Prospectus Dated May 1, 1998
                          (as amended on June 17, 1998)

                                 965,530 SHARES

                               CISCO SYSTEMS, INC.

                                  COMMON STOCK


            This Prospectus Supplement supplements the Prospectus dated May 1, 1998, as amended on June 17, 1998 (the "Prospectus") of Cisco Systems, Inc. (the "Company") relating to the public offering, which is not being underwritten, and sale by certain shareholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Shareholders") of 965,530 shares of Common Stock, $0.001 par value, of the Company (the "Common Stock") who received such shares in connection with the acquisition of Precept Software, Inc. ("Precept"), by and through the acquisition of all of the common and preferred stock and options to purchase common stock of Precept whereby Precept was merged with and into the Company with the Company as the surviving corporation. This Prospectus Supplement should be read in conjunction with the Prospectus, and this Prospectus Supplement is qualified by reference to the Prospectus except to the extent that the information herein contained supersedes the information contained in the Prospectus. Capitalized terms used in this Prospectus Summary and not otherwise defined herein have the meanings specified in the Prospectus.

                              SELLING SHAREHOLDERS

            Footnote (8) below (the "Footnote") sets forth shareholders of the Company who were not specifically identified in the Prospectus as Selling Shareholders. The shareholders identified in the Footnote below may receive shares of Common Stock through partnership distributions. The table of Selling Shareholders in the Prospectus is hereby amended to include the shareholders identified in the Footnote as Selling Shareholders:

                                                                                                          Number of
                                                                                                           Shares
                                                                 Number of Shares      Percent of       Registered for
                                                                   Beneficially       Outstanding           Sale
Name of Selling Shareholder                                            Owned             Shares            Hereby(1)
---------------------------                                      -----------------    -----------       --------------
James and Carrier Anderson, Community Property                           1,761             *                  1,761
Jean-Claude Asscher                                                      2,290             *                  2,290
Karl Auerbach                                                           18,303             *                 18,303
Madhavi Balusu                                                             496             *                    496
James Barksdale                                                          5,461             *                 5,461
William N. Carrico(8)                                                  170,520             *                170,520
William and Lucille Carrico                                                264             *                    264
Carrico 1992 Trust, David Aaron Frank Quattrone, Trustee                36,646             *                 38,407

                                                                                                          Number of
                                                                                                           Shares
                                                                 Number of Shares      Percent of       Registered for
                                                                   Beneficially       Outstanding           Sale
Name of Selling Shareholder                                            Owned             Shares            Hereby(1)
---------------------------                                      -----------------    -----------       --------------
Stephen Casner                                                          12,826             *                 12,826
Community Foundation Silicon Valley                                     46,307             *                 46,307
Creative Automation, Inc.                                                  440             *                    440
Kim Dimick                                                               5,496             *                  5,496
Elmore Living Trust, William B. & Mary Jane Elmore,                      1,761             *                  1,761
Trustees
Deborah Estrin                                                          13,742             *                 13,742
Gerald and Thelma Estrin Family Trust                                      440             *                    440
Judith L. Estrin(8)                                                    170,520             *                170,520
Joshua Estrin-Skrzypek                                                   2,748             *                  2,748
Scott Firestone                                                          1,637             *                  1,637
Foundation Capital, L.P.                                                52,822             *                 52,822
GCW&F Partners II                                                          880             *                    880
Katherine C. Gould                                                         880             *                    880
Philip Graham                                                           11,451             *                 11,451
Neal Hardek                                                              1,231             *                  1,231
Tiffany Kelly                                                              286             *                    286
Kleiner Perkins Caufield & Byers VII                                    51,501             *                 51,501
Marnin and Margo Kligfeld Community Property                             3,171             *                  3,171
KPCB Information Sciences Zaibutsu Fund II                               1,320             *                  1,320
Chia Chee Kuan                                                           8,245             *                  8,245
Jack W. Lasersohn                                                        4,580             *                  4,580
Valerie Lasker                                                          25,652             *                 25,652
Laura Lilyquist                                                          2,233             *                  2,233
Lion Investments Limited London Merchant Securities plc                  4,580             *                  4,580
Robert J. Loarie                                                           880             *                    880
David Mackie                                                             3,206             *                  3,206
Morgan Stanley Venture Investors, L.P.                                   8,362             *                  8,362
Morgan Stanley Venture Capital Fund II, LP                              32,222             *                 32,222
Morgan Stanley Venture Capital Fund II, CV                               8,027             *                  8,027
Network Computing Devices, Inc.                                         27,484             *                 27,484
Quattrone Family Trust  Frank Quattrone, Trustee                           880             *                    880

                                                                                                          Number of
                                                                                                           Shares
                                                                 Number of Shares   Percent of          Registered for
                                                                   Beneficially    Outstanding              Sale
Name of Selling Shareholder                                            Owned          Shares               Hereby(1)
----------------------------                                    -----------------  -----------          --------------
Jeffrey Raice                                                           16,490          *                    16,490
Sandra Rude                                                                 45          *                        45
Meghan E. Ryall                                                            916          *                       916
Sequoia 1995                                                             1,832          *                     1,832
Sequoia Technology Partners VI                                           2,641          *                     2,641
Sequoia Capital VI                                                      48,068          *                    48,068
Sequoia 1997                                                               101          *                       101
SQP 1997                                                                   179          *                       179
Stanford University                                                     46,307          *                    46,307
Anthony Stringer                                                         6,413          *                     6,413
Janet Taillon                                                            2,748          *                     2,748
Janis Ulevich                                                              440          *                       440
Sudhakar Valluru                                                         1,832          *                     1,832
Weiss, Peck & Greer Venture Associates III, L.P.                        43,569          *                    43,569
WPG Enterprise Fund II, L.P.                                            52,398          *                    52,398
                                                                 -------------                          -----------
TOTAL                                                                  965,530                              965,530

----------
* less than one percent

(8) Subsequent to the date of this Prospectus Supplement, each of William N. Carrico and Judith Estrin may distribute 800 shares to Mid Peninsula Jewish Community Day School.